Exhibit 99.1

Press Release

	Contacts:	Terry Sanford, SVP & CFO
Carriage Services, Inc.
FOR IMMEDIATE RELEASE		713-332-8400

Ken Dennard / ksdennard@drg-e.com
Kip Rupp / krupp@drg-e.com
DRG&E / 713-529-6600
CARRIAGE SERVICES ANNOUNCES THIRD QUARTER 2008 RESULTS
Company has completed its share repurchase program
HOUSTON – NOVEMBER 4, 2008 – Carriage Services, Inc. (NYSE: CSV) today announced results for the third quarter ended September 30, 2008. Highlights from continuing operations for the third quarter of 2008 compared to the third quarter of 2007 were as follows:
     Third Quarter Selected Financial Results
     (amounts in millions, except per share amounts)

	Q3	Q3
	2007	2008	Change
Total Revenues	$40.4	$43.2	$2.8
Consolidated EBITDA	$8.1	$7.4	$(0.7)
Diluted Earnings per Share	$0.04	$0.01	$(0.03)
THIRD QUARTER HIGHLIGHTS
     Melvin C. Payne, Chairman and Chief Executive Officer, stated, “Net income from continuing operations was $158,000, or $0.01 diluted earnings per share, compared to $703,000, or $0.04 diluted earnings per share, in the third quarter of 2007. While revenues for our third quarter increased as a result of increases in both volumes and average revenue per contract, we experienced a decline in Consolidated EBITDA, Consolidated EBITDA Margin and Net Income due to higher costs and expenses.
     “Consolidated EBITDA Margin was 17.1% compared to 20% in the third quarter last year, largely due to higher self-insurance costs, labor costs and bad debt expense. We are diligently working to lower our costs as well as improve the leadership and sales staff at several of our cemeteries to drive good quality sales and increase margins.”

UNAUDITED INCOME STATEMENT FROM CONTINUING OPERATIONS
Period Ended September 30, 2008
($000’s)

	Actual	Actual	Actual	Actual
	Qtr 3	Qtr 3	YTD	YTD
	2007	2008	2007	2008

CONTINUING OPERATIONS
Same Store Contracts
Atneed Contracts	3,897	3,994	12,156	12,737
Preneed Contracts	974	922	3,348	3,055

Total Same Store Funeral Contracts	4,871	4,916	15,504	15,792
Acquisition Contracts
Atneed Contracts	410	671	870	2,194
Preneed Contracts	187	187	414	656

Total Acquisition Funeral Contracts	597	858	1,284	2,850

New Store Openings	132	190	378	632

Total Funeral Contracts	5,600	5,964	17,166	19,274

Same Store Revenue
Funeral Operations Revenue	$25,884	$26,657	$83,066	$84,685
Preneed Commission and Other Revenue	502	626	1,754	2,053

Total Funeral Same Store Revenue	26,386	27,283	84,820	86,738

Cemetery Operations Revenue	8,360	8,903	26,535	24,586
Cemetery Financial Revenue	1,321	1,020	2,983	3,028

Total Cemetery Same Store Revenue	9,681	9,923	29,518	27,614

Total Same Store Revenue	36,067	37,206	114,338	114,352

Acquisition Revenue
Funeral Operations Revenue	3,092	4,313	6,805	14,026
Cemetery Operations Revenue	1,193	1,623	2,579	4,524
Cemetery Financial Revenue	50	70	158	190

Total Acquisition Revenue	4,335	6,006	9,542	18,740

Total Revenue from Continuing Operations	$40,402	$43,212	$123,880	$133,092

Field EBITDA from Continuing Operations
Same Store Funeral Field EBITDA	$9,081	$8,807	$31,799	$31,586
Same Store Funeral Field EBITDA Margin	34.4%	32.3%	37.5%	36.4%

Same Store Cemetery Field EBITDA	3,159	2,600	10,339	7,180
Same Store Cemetery Field EBITDA Margin	32.6%	26.2%	35.0%	26.0%

Total Same Store Field EBITDA	12,240	11,407	42,138	38,766
Total Same Store Field EBITDA Margin	33.9%	30.7%	36.9%	33.9%

Acquisition Funeral Field EBITDA	1,195	1,260	2,444	4,353
Acquisition Funeral Field EBITDA Margin	38.6%	29.2%	35.9%	31.0%

Acquisition Cemetery Field EBITDA	212	542	603	1,533
Acquisition Cemetery Field EBITDA Margin	17.9%	33.5%	23.4%	33.9%

Total Acquisition Field EBITDA	1,407	1,802	3,047	5,886
Total Acquisition Field EBITDA Margin	32.5%	30.0%	31.9%	31.4%

Total Field EBITDA from Continuing Operations	13,647	13,209	45,185	44,652
Total Field EBITDA Margin from Continuing Operations	33.8%	30.6%	36.5%	33.5%

Overhead
Total Variable Overhead	1,135	1,544	3,426	5,109

Total Regional Fixed Overhead	886	831	2,396	2,497

Total Corporate Fixed Overhead	3,553	3,461	10,354	10,112

Total Overhead	5,574	5,836	16,176	17,718
	13.8%	13.5%	13.1%	13.3%

Consolidated EBITDA from Continuing Operations	$8,073	$7,373	$29,009	$26,934

Consolidated EBITDA Margin from Continuing Operations	20.0%	17.1%	23.4%	20.2%

Total Depreciation & Amortization	2,398	2,670	7,153	7,744

Interest, Net	4,388	4,442	12,719	13,477

Pretax Income	1,287	261	9,137	5,713

Income tax	584	103	3,607	2,256

Net income from Continuing Operations	$703	$158	$5,530	$3,457

	1.7%	0.4%	4.5%	2.6%

Diluted EPS-from continuing operations	$0.04	$0.01	$0.28	$0.18

Net income from Discontinued Operations	(9)	—	538	(1,390)

Diluted EPS-from discontinued operations	$—	$—	$0.03	$(0.07)

FUNERAL OPERATIONS
     Same store Funeral Operations Revenue increased $0.8 million or 3.0% as a result of a 0.9% increase in contracts and a 2.1% increase in the average revenue per contract. Funeral operations revenue from acquired businesses contributed an additional increase of $1.2 million. The cremation rate for the third quarter of 2008 was 39.8% compared to 37.0% in the third quarter of 2007 and the growth in the volumes came in the form of cremation contracts. Increased operating costs across the portfolio worked against us, resulting in a decline of $0.3 million in our same store Funeral Field EBITDA and a decline of $0.1 million in our Acquisition Funeral Field EBITDA.
CEMETERY OPERATIONS
     Same store Cemetery Operating Revenue increased $0.5 million or 6.5% from last year, while financial revenue was down $0.3 million or 22.8%. Same store Cemetery Field EBITDA declined $0.6 million to $2.6 million, while acquired cemeteries added $0.3 million in Acquisition Cemetery Field EBITDA. The decline in same store Cemetery Field EBITDA and Cemetery Field EBITDA Margin to 26.2% from 32.6% was due to higher bad debt, labor and transportation costs. We are making good progress in rebuilding the sales leadership and teams at our larger parks and expect this process to be complete by year end. General economic weakness in some of our key markets is having a negative impact on our revenues, particularly preneed sales, where customers may not have the confidence or the discretionary income, which has also impacted collection efforts on outstanding contracts. Therefore, we do not expect a return to our 2007 performance levels until economic conditions in some of our local markets improve.
TREND REPORTING
     Management monitors consolidated same store and acquisition field operating and financial results both on a year over year and most recent rolling four quarters (“Trend Reports”) basis to reflect long term and short term trends and seasonality. The Trend Reports highlight trends in volumes, revenues, Field EBITDA (controllable profit), Field EBITDA Margin (controllable profit margin) and the components of our overhead. Trend reporting allows us to focus on the key operational and financial drivers relevant to the longer term performance and valuation of our portfolio of deathcare businesses. Please go to the Investor Relations homepage of Carriage’s web site at www.carriageservices.com for a link to our consolidated Annual and Quarterly Trend Reports.

SHARE REPURCHASE PROGRAM
     During June 2008 the Board of Directors approved the repurchase of up to an aggregate of $5 million of the Company’s common stock. The repurchases were executed in the open market and through privately negotiated transactions. Through September 30, 2008, the Company repurchased 854,700 shares of common stock at an aggregate cost of $3,381,631 and an average cost per share of $3.93. During October 2008 Carriage completed its $5.0 million repurchase program by acquiring an additional 492,769 shares for a total of 1,347,469 shares of common stock and an average cost per share of $3.68.
OVERHEAD
     Total overhead increased $0.3 million to $5.8 million as the Company experienced an increase in legal costs and termination costs in the quarter of $0.2 million each.
CASH FLOW
     Carriage experienced negative free cash flow (defined as cash flow from continuing operations less maintenance capital expenditures) of $1.0 million during the third quarter of 2008 compared to negative free cash flow of $3.3 million during the same period in 2007. In addition to being seasonally the lowest quarter for deaths, the semiannual interest payments on the Senior debt of $5.1 million are payable in the third quarter. The elements of Cash Flow for the first nine months of 2008 consisted of the following (in millions):

Cash flow from continuing operations	$12.1
Cash used for maintenance capital expenditures	(4.6)

Free Cash Flow for first nine months of 2008	7.5
Cash and liquid investments at beginning of year	3.4
Cash flow from discontinued operations	0.2
Proceeds from sales of businesses	1.0
Cash used for growth capital expenditures – funeral homes	(2.4)
Cash used for growth capital expenditures – cemeteries	(2.6)
Financing activities, primarily share repurchases	(3.8)

Cash at September 30, 2008	$3.3

ROLLING FOUR QUARTER OUTLOOK
     The Rolling Four Quarter Outlook ranges for the period ending September 30, 2009 are intended to approximate what the Company believes will be the sustainable earning power of its portfolio of deathcare assets over the next four quarters as the three models are effectively executed. Performance drivers include funeral contract volumes, cremation mix, preneed sales, preneed maturities and deliveries, average revenue per service and sale, Field EBITDA Margins, acquisition size, timing and performance, and variable overhead items. In the Four Quarter Outlook ending September 30, 2009, the Company has assumed no additional acquisitions.
ROLLING FOUR QUARTER OUTLOOK – Period Ending September 30, 2009
(amounts in millions, except per share amounts)

Range
Revenues	$175.0 - $181.0
Field EBITDA	$63.0 - $65.0
Field EBITDA Margin	34.8% - 37.1%
Total Overhead	$22.5 - $23.5

Consolidated EBITDA	$39.5 - $42.5
Consolidated EBITDA Margin	21.8% - 24.3%

Interest	$18.0
Depreciation & Amortization	$10.0
Cash Taxes	$1.0
Net Earnings from Continuing Operations	$7.5 – $8.3
Diluted Earnings Per Share	$0.38 - $0.42
Free Cash Flow	$12.0 - $14.0

Long Term Outlook – Through 2012 (Base Year 2006)
Revenue growth of 7-9% annually, including acquisitions
Consolidated EBITDA growth of 9-11% annually, including acquisitions
Consolidated EBITDA Margin range of 24-26%
Growth internally funded without new debt or equity
CONFERENCE CALL
     Carriage Services has scheduled a conference call for tomorrow, Wednesday, November 5, 2008 at 10:30 a.m. Eastern Time. To participate in the call, dial 303-228-2960 at least ten minutes before the conference call begins and ask for the Carriage Services conference call. A telephonic replay of the conference call will be available through November 12, 2008 and may be accessed by dialing 303-590-3000 and using pass code 11121172#. An audio archive will also be available on the company’s website at www.carriageservices.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Karen Roan at DRG&E at 713-529-6600 or email kcroan@drg-e.com.
     Carriage Services is a leading provider of death care services and products. Carriage operates 136 funeral homes in 25 states and 32 cemeteries in 11 states.
USE OF NON-GAAP FINANCIAL MEASURES
     This press release uses the following Non-GAAP financial measures “free cash flow and EBITDA”.  Both free cash flow and EBITDA are used by investors to value common stock. The Company considers free cash flow to be an important indicator of its ability to generate cash for acquisitions and other strategic investments.  The Company has included EBITDA in this press release because it is widely used by investors to compare the Company’s financial performance with the performance of other deathcare companies.  The Company also uses Field EBITDA and Field EBITDA Margin to monitor and compare the financial performance of the individual funeral and cemetery field businesses.  EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the funds actually available for capital expenditures.  In addition, the Company’s presentation of EBITDA may not be comparable to similarly titled measures other companies report.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP.
     The Company categorizes its general and administrative expenses into three categories of overhead: (1) variable overhead, (2) regional fixed overhead and (3) corporate fixed overhead. Variable overhead consists of cost and expense such as incentive compensation which will vary with profitability or legal expense unrelated to our day to day operations. Regional fixed overhead and corporate fixed overhead represent the cost and expenses of our regional operations leaders and the home office and will not vary as a result of profitability.
FORWARD-LOOKING STATEMENTS
     Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under “Forward-Looking Statements and Cautionary Statements” in the Company’s Annual Report and Form 10-K for the year ended December 31, 2007, could cause the Company’s results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company. A copy of the Company’s Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com.

CARRIAGE SERVICES, INC.
Selected Financial Data
September 30, 2008
(unaudited)

Selected Balance Sheet Data:	12/31/2007	9/30/2008
Cash and short-term investments	$3,446	$3,257
Total Senior Debt (a)	138,913	137,935
Days sales in funeral accounts receivable	22.9	21.7
Senior Debt to total capitalization	40.9	40.7
Senior Debt to EBITDA from continuing operations (rolling twelve months)	3.53	3.74

a)	- Senior debt does not include the convertible junior subordinated debentures.
Reconciliation of Non-GAAP Financial Measures:
     This press release includes the use of certain financial measures that are not GAAP measures. The non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.
Reconciliation of Net Income from continuing operations to EBITDA from continuing operations for the following periods (in 000s). Rolling twelve months ended 9/30/2009 is presented at the midpoint of the range identified in the release:

	Three months	Three months	Twelve months
	ended	ended	ended
	9/30/2007	9/30/2008	9/30/2009 E
Net income from continuing operations	$703	$158	$8,100
Provision for income taxes	584	103	4,900

Pre-tax earnings from continuing operations	1,287	261	13,000
Net interest expense, including loan cost amortization	4,388	4,443	18,000
Depreciation & amortization	2,398	2,670	10,000

EBITDA from continuing operations	$8,073	$7,374	$41,000

Revenue from continuing operations	$40,402	$43,212	$178,000
EBITDA margin from continuing operations	20.0%	17.1%	22.6%

Reconciliation of Non-GAAP Financial Measures Continued:
Reconciliation of cash provided by operating activities from continuing operations to free cash flow (in 000’s):

	Three months	Three months
	ended	ended
	9/30/2007	9/30/2008
Cash provided by (used in) operating activities from continuing operations	$(815)	$201
Less maintenance capital expenditures from continuing operations	(2,513)	(1,212)

Negative free cash flow from continuing operations	$(3,328)	$(1,011)

	Nine months	Nine months
	ended	ended
	9/30/2007	9/30/2008
Cash provided by operating activities from continuing operations	$9,317	$12,055
Less maintenance capital expenditures from continuing operations	(5,903)	(4,597)

Free cash flow from continuing operations	$3,414	$7,458

Reconciliation of estimated net income to free cash flow for the twelve months ending September 30, 2009(in 000’s):

Net income	$8,100
Tax expense	4,900
Interest expense, net	18,000
Depreciation and amortization	10,000

EBITDA	$41,000
Interest paid	18,000
Cash taxes	1,000
Maintenance capital expenditures	9,000

Free cash flow	$13,000